CUSTODIAN AGREEMENT

Execution copy

This Agreement is made as of September 3, 2013 by and between RENAISSANCE CAPITAL GREENWICH FUNDS,  a business  trust  organized  and existing  under the laws  of Delaware  (the "Fund''), and STATE STREET BANK  and TRUST COMPANY, a Massachusetts  trust company (the "Custodian").

WITNESSETH:

WHEREAS,  the Fund is authorized to issue shares in separate series ("Shares"), with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 20.5 below, shall hereinafter be referred to as the "Portfolio(s)");

WHEREAS,  the Fund will issue and redeem shares of each Portfolio only in aggregations of Shares known as "Creation  Units," generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (collectively, the "Prospectus").

Now, THEREFORE,  in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.      EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States (''foreign securities"). The Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 8 hereof).  With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the"1940 Act")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(l)(F) of the 1940 Act (hereinafter  sometimes referred to as the "Underlying  Portfolios") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the Fund appoint one or more banks, trust companies or other entities located in the United States and designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Fund. Each such designated sub-custodian is referred to herein as a "Special SubCustodian."  The Custodian may place and maintain the Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION2.

 DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

SECTION 2.1    HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized  by the U.S. Department  of the Treasury  (each, a "U.S. Securities  System") and (b) Underlying Shares owned by the Fund which are maintained pursuant to Section 2.11 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

SECTION 2.2    DELIVERY OF DOMESTIC SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the domestic securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

SECTION 2.3    REGISTRATION OF SECURITIES.   Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street  name" or other good delivery form.   If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4    PAYMENT OF FUND  MONIES. The Custodian  shall pay out monies of a Portfolio upon receipt of Proper Instructions on behalf of the applicable Portfolio, specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.5    BANK ACCOUNTS.  The Custodian  shall open and maintain  a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement,  and shall hold in such account or accounts, subject to the provisions hereof, all cash received  by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act.  Funds held by the Custodian for a Portfolio may be deposited  by it to its credit as Custodian  in the banking department of the Custodian  or in such other banks or trust companies as it may in its discretion  deem  necessary or desirable; provided, however,  that every such bank or trust company  shall be qualified  to act as a custodian  under the

1940 Act and that each such bank or trust company  and the funds to be deposited  with each such bank or trust company shall on behalf of each applicable Portfolio  be approved by vote of a majority of the board of directors  or trustees,  as applicable, of the Fund (the "Board'').  Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.6    DETERMINATION OF FUND DEPOSIT, ETC. Subject  to and in accordance  with the directions of the investment adviser for the Portfolios, the Custodian shall determine  for each Portfolio  after the end of each trading  day on the New York  Stock  Exchange (the "NYSE'), in accordance with the respective Portfolio's policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity  and weighting  of the securities in the Deposit  Securities and the Fund Securities,  (ii) the Cash Component,  and (iii) the amount of cash redemption proceeds  (all as defined in the Prospectus) required  for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Portfolio on such date.   The  Custodian shall  provide  or cause  to  be provided  this  information to the Portfolios' distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening  of trading on the NYSE.

Section 2.6A.   Allocation of Deposit  Security Shortfalls.   The Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the "NSCC') for  the  benefit  of all exchange traded  funds  for  which  the  Custodian  serves  as custodian, including the Fund (collectively, the "ETF Custody Clients"). In the event that (a) two or more ETF  Custody  Clients  require  delivery  of the same Deposit  Security  in order to purchase  a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian's NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client's required amount (a "Common Deposit Security Shortfall'), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate  to each affected  ETF  Custody  Client,  on a pro rata basis, securities and/or cash received in the Custodian's NSCC account relating to such shortfall, first to satisfy any prior  unsatisfied Common Deposit  Security  Shortfall,  and then  to satisfy  the  current  Common Deposit  Security  Shortfall.

SECTION 2.7 COLLECTION  OF INCOME.  Subject  to  the  provisions   of  Section  2.3,  the Custodian shall collect on a timely  basis all income  and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities  business, and shall collect on a timely  basis all income  and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof, and shall credit such income, as collected, to such Portfolio's custodian account.   The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.  Income due each Portfolio on securities loaned shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.8    APPOINTMENT OF AGENTS.   The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this  Section  2  as the  Custodian  may  from  time  to  time  direct;  provided,  however,  that  the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.  The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Agreement.

SECTION 2.9    DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS.  The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.10  SEGREGATED ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio for any purpose, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof.

SECTION 2.11  DEPOSIT  OF  FUND ASSETS  WITH THE  UNDERLYING TRANSFER  AGENT. Underlying  Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

1)        Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)         In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's  books and records.

3)        In respect of the sale or redemption  of Underlying  Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

SECTION 2.12  OWNERSHIP CERTIFICATES FOR TAX PURPOSES.  The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.13  PROXIES.  The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.14  COMMUNICATIONS RELATING TO DOMESTIC PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information received by the Custodian from issuers of the securities being held for the Portfolio.  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer.   The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.  The Custodian shall also transmit promptly to the Fund for each Portfolio all written information received by the Custodian regarding any class action or other collective litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.  The Custodian will not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Fund or its Portfolio(s),  as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

SECTION 3.   PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1.   DEFINITIONS.  As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, risks arising from such country's  political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other  government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(l)  of Rule 17f-5.

"Eligible Securities Depository" has the meaning set forth in section (b)(l)  of Rule  17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary  market  is outside the United States, and any cash and cash equivalents that  are reasonably necessary to effect the Portfolios' transactions in those investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7'' means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2.   THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1    DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by the Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2    COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's  acceptance of delegation is withdrawn.

3.2.3

SCOPE OF DELEGATED RESPONSIBILITIES:

(a)        SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.   Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b)       CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule

17f-5(c)(2).

(c)       MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the

Foreign  Assets with such Eligible  Foreign Custodian and (ii) the contract governing  the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian.  In the event the Foreign  Custody Manager determines that the custody arrangements with an Eligible Foreign  Custodian it has selected  are no longer appropriate, the Foreign  Custody  Manager  shall notify the Board in accordance  with Section 3.2.5 hereunder.

3.2.4    GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.  For purposes of this  Section  3.2, the Board  shall  be deemed  to have  considered  and determined  to accept  such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian  is serving  as Foreign Custody Manager  of the Portfolios.

3.2.5    REPORTING REQUIREMENTS.  The Foreign Custody Manager shall report the withdrawal of the Foreign  Assets from an Eligible  Foreign  Custodian  and the placement  of such Foreign  Assets  with another  Eligible  Foreign  Custodian by providing  to the Board  an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign  custody arrangements of the Portfolios described in this Section 3.2 after the occurrence  of the material change.

3.2.6    STANDARD OF CARE AS FOREIGN CUSTODY MANAGER  OF A PORTFOLIO.   The Foreign  Custody  Manager  agrees to exercise  reasonable  care, prudence  and diligence  such  as a person having responsibility for the safekeeping of the Foreign Assets would exercise, in performing the delegated  responsibilities.

3.2.7    REPRESENTATIONS WITH RESPECT  TO RULE  17F-5.   The  Foreign  Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.  the Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated  pursuant to this Agreement to the Custodian  as the Foreign Custody Manager  of the Portfolios.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become  effective  thirty  (30) days after receipt by the non-terminating party of such notice.   The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody  Manager  of the Portfolios with respect to designated  countries.

SECTION 3.3

ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1    ANALYSIS AND MONITORING.  The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor ("Investment Advisor")) with an analysis of the custody risks associated with maintaining  assets with the Eligible Securities Depositories set forth on Schedule  B hereto in accordance with section  (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing  basis, and promptly  notify the Fund (or its Investment  Advisor)) of any material change in such risks, in accordance  with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2

STANDARD OF CARE.  The  Custodian  agrees  to exercise  reasonable  care, prudence and diligence  in performing  the duties set forth in Section 3.3.1.

SECTION 4.

DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES

SECTION 4.1    HOLDING SECURITIES.  The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Eligible Foreign Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign  securities  of the  Portfolios  which  are maintained  in such  account  shall  identify  those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Eligible Foreign Custodian be held separately from any assets of such Eligible Foreign Custodian or of other customers  of such Eligible Foreign Custodian.

SECTION 4.2.   FOREIGN SECURITIES SYSTEMS.  Foreign securities  shall be maintained  in a Foreign Securities  System in a designated country through arrangements implemented by the Custodian  or an Eligible Foreign Custodian, as applicable, in such country.

SECTION 4.3.   TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.3.1.   DELIVERY OF FOREIGN SECURITIES.  The Custodian or an Eligible  Foreign Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying  (a) the foreign securities  to be delivered  and (b) the person or persons to whom delivery of such securities shall be made.

4.3.2.

PAYMENT OF PORTFOLIO MONIES. The Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, monies of the Fund only upon receipt of Proper Instructions specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

4.3.3.   MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement  and payment for Foreign Assets received for the account of the Portfolios and delivery  of Foreign  Assets maintained for the account  of the Portfolios may be effected  in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation,  delivering Foreign Assets to the purchaser  thereof  or to a dealer therefor (or an agent for such purchaser  or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian  shall provide to the Board the information  with respect to custody and settlement practices in countries in which the Custodian employs an Eligible Foreign Custodian described on Schedule  C·hereto  at the time  or times  set forth  on such  Schedule.   The  Custodian  may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously  provided hereunder.

SECTION 4.4.   REGISTRATION OF FOREIGN SECURITIES. Foreign securities maintained in the custody  of an Eligible  Foreign  Custodian  (other than bearer securities)  shall be registered in the name of the applicable  Portfolio  or in the name of the Custodian  or in the name of any Eligible Foreign Custodian or in the name of any nominee of the foregoing,  and the Fund on behalf of such Portfolio  agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or an Eligible Foreign Custodian shall not be obligated to accept securities  on behalf  of a Portfolio  under  the terms  of this  Agreement  unless  the form  of such securities  and the manner  in which they are delivered  are in accordance with reasonable  market practice.

SECTION 4.5    BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including  cash denominated in foreign  currencies)  deposited  with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with an Eligible Foreign Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such  Eligible  Foreign  Custodian) acting  pursuant  to the terms  of this  Agreement  to hold  cash received  by or from  or for the account  of the Portfolio.    Cash  maintained  on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.6.   COLLECTION OF INCOME.  The Custodian  shall use reasonable  commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios  shall be entitled  and shall credit such income, as collected,  to the applicable Portfolio.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian  shall consult  as to such measures  and as to the compensation and expenses of the Custodian  relating to such measures.

SECTION 4.7    SHAREHOLDER RIGHTS.  With respect to the foreign securities held pursuant to this Section 4, the Custodian  shall use reasonable  commercial  efforts to facilitate  the exercise  of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities  are issued.  The Fund acknowledges  that local conditions, including  lack of regulation, onerous procedural  obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

SECTION 4.8.   COMMUNICATIONS  RELATING  TO FOREIGN  PORTFOLIO  SECURITIES.   The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account  of the Portfolios.  With respect  to tender  or exchange offers,  the Custodian  shall transmit  promptly  to the Fund  written  information with  respect  to materials  so received  by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents)  making  the tender  or exchange offer.   The Custodian shall  not be liable  for  any untimely  exercise  of any  tender,  exchange or other  right  or power  in  connection with foreign securities or other property of the Portfolios at any time held by it unless  (i) the Custodian  or the respective Eligible Foreign Custodian is in actual possession of such foreign securities or property and (ii) the Custodian  receives Proper  Instructions with regard to the exercise  of any such right or power,  and  both  (i) and  (ii)  occur  at least  three  business  days  prior  to  the  date  on  which  the Custodian is to take  action  to exercise  such  right  or power.   The  Custodian shall  also transmit promptly  to the Fund  all written  information received  by the Custodian via the Eligible  Foreign Custodians from issuers of the foreign  securities being held for the account  of the Fund regarding any class  action  or other  collective litigation relating  to foreign  securities or other  assets  issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited  to, opt-out notices and proof-of-claim forms.   The Custodian will not support  class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For avoidance of doubt, upon and after the effective date of any tem1ination of this Agreement, the Custodian shall have no responsibility to so transmit  any information under this Section 4.8.

SECTION 4.9.   CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. Each contract pursuant to which the Custodian  employs  an Eligible  Foreign  Custodian shall meet the requirements of Rule 17f-5  and, to the extent  possible,  require  the Eligible  Foreign  Custodian to indemnify  and hold harmless  the Custodian  from and against  any loss, damage, cost, expense, liability  or claim arising out of or in connection with the Eligible  Foreign Custodian's performance of such obligations. At the Fund's election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect  to any claims  against  an Eligible  Foreign  Custodian as a consequence of any such  loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage,  cost, expense,  liability  or claim.   In no event  shall  the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

SECTION 5.  [RESERVED]

SECTION 6. TAX SERVICES .

Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund that the Custodian  has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect  to withheld  foreign  (non-U.S.) taxes  in instances  in which  such claims  are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received  on behalf of nonresident aliens;  and (iii) provide  to the Fund such  information actually received by the Custodian that could, in the Custodian's reasonable  belief and sole discretion, assist the Fund in its submission of any reports or returns with respect to taxes.  Other than the servicing responsibilities identified herein,  the  Custodian shall  have  no responsibility or liability  for  any obligations now or hereafter  imposed on the Fund or the Custodian  as custodian of the Fund by the tax law of any country or of any state or political subdivision  thereof.

It shall be the responsibility of the Fund to notify the Custodian  of the obligations imposed on the Fund or the Custodian  as custodian  by the tax law of countries,  states  and political  subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges,  certifications and governmental reporting.   The sole responsibility of the Custodian  with regard to such tax law shall be to use reasonable  efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided sufficient information  and documentation.  As the Custodian  does not provide tax advice, it is specifically understood  and agreed  that the Custodian  shall not be considered the Fund's tax advisor  or tax counsel.  In connection with the provision of services pursuant to this Section 6, the Custodian shall be kept indemnified  by and shall be without liability to the Fund for any obligations, including taxes, withholding and  reporting   requirements, claims  for  exemption and  refund,  additions  for  late payment,  interest,  penalties  and  other  expenses  that  may  be  assessed  against  the  Fund  or the Custodian  as custodian.   The Fund agrees that the Custodian is authorized to deduct from any cash received  or  credited  to  the  Fund's account  any  taxes  or  levies  required  by  any  tax  or  other governmental authority  having  jurisdiction in  respect  of the  Fund's transactions, and that  the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Fund's transactions and holdings.

SECTION 7.

PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Fund's transfer agent (the "Transfer Agent"), as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund.  The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds and securities as may be available for the purpose, the Custodian  shall, upon receipt of instructions from the Transfer Agent, make funds and securities  available for payment to, or in accordance  with the instructions of, Authorized Participants (as defined in the Pr9spectus) who have delivered  to the Transfer Agent proper instructions  for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer  Agent, the applicable  Fund Securities  (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus) for such Portfolio  and the Cash Redemption Amount  (as defined in the Prospectus), if applicable, less any applicable  Redemption Transaction Fee (as defined in the Prospectus).  The Custodian will transfer the applicable  Fund Securities  to or on the order of the Authorized Participant.  Any cash redemption payment (less any applicable  Redemption Transaction  Fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer  in the case of redemptions effected outside of the DTC system.

SECTION 8.       PROPER INSTRUCTIONS

"Proper Instructions," which may also be standing instructions, shall mean instructions received by the Custodian from the Fund, its Investment Advisor, or a person or entity duly authorized by either of them.  Such instructions  may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro mechanical  or electronic  devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian  including,  but not limited to, the security  procedures selected  by the Fund  via the form  of Funds  Transfer  Addendum  hereto, the terms  of which  are hereby  agreed  to.   The  Custodian  may agree  to accept  oral instructions,  and in such  case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed  in writing.   The Custodian  shall be entitled  conclusively to rely and act upon Proper Instructions until the Custodian  has received  notice of any change from the Fund and has had a reasonable  time to implement  such change.   The Custodian  may act on a Proper Instruction if it reasonably  believes  it contains sufficient information, and may refrain from acting on any Proper Instructions until such time that it has determined,  in its sole discretion,  that is has received  any required clarification and/or authentication of Proper Instructions.  The Custodian may rely upon and shall be protected in acting upon any instructions, notice, request, consent, certificate  or other instrument  or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper  Instruction not to execute,  or any  other  modification to, a prior  Proper  Instruction)  the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable  if such  efforts  are not successful  (including  any inability  to change  any  actions  that the Custodian  had taken  pursuant  to the prior Proper  Instruction).   The inclusion  of a statement  of purpose  or intent (or any similar notation)  in a Proper Instruction shall not impose any additional obligations  on the Custodian or condition or qualify its authority to effect such Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled, and will have no responsibility or liability  when it follows  the Proper Instruction  without  regard to such purpose  or intent.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the  Fund  shall  deliver  to  the  Custodian  an officer's certificate  setting  forth  the  names,  titles, signatures  and scope of authority of all persons authorized to give Proper Instructions or any other notice,  request,  direction,  instruction,  certificate   or  instrument   on  behalf  of  the  Fund.    Such ce1tificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 9.       ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable  Portfolio:

1)        Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)

Surrender securities in temporary form for securities in definitive form;

3)        Endorse  for  collection,  in  the  name of the  Portfolio,  checks,  drafts and other negotiable instruments; and

4)        In  general, attend to  all  non-discretionary  details  in  connection  with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 10.   DUTIES   OF   CUSTODIAN   WITH  RESPECT   TO   THE   BOOKS   OF   ACCOUNT   AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. The Custodian shall transmit the net asset value per share of each Portfolio to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the Fund.   If and as so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.  The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.  The Custodian shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute the number of Shares of each Deposit Security (as defined in the Prospectus) to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities (as defined in the Prospectus) and shall transmit such information to the NSCC.

The Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.

SECTION 11.    RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder.   All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include ce1iificate numbers in such tabulations. In the event that the Custodian is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian's personnel as witnesses or deponents, the Fund agrees to pay the Custodian for the Custodian's  time and expenses, as well as the fees and expenses of the Custodian's  counsel, incurred in such production.

SECTION 12.     OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.   REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "Securities System"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14.   COMPENSATION OF CUSTODIAN

The  Custodian   shall  be  entitled  to  reasonable   compensation for  its  services  and  expenses  as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15.     RESPONSIBILITY OF CUSTODIAN

The Custodian  shall be held to the exercise of reasonable  care in carrying out the provisions of this Agreement, and shall be kept indemnified by and shall be without liability to the Fund for any action taken  or omitted  by it in good faith  without  negligence, including, without  limitation,  acting  in accordance with any Proper Instruction. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken  or omitted  pursuant  to such advice.   The Custodian shall be without liability  to the  Fund  for  any  loss  or  expense  resulting  from  or  caused  by  Country  Risk.   The Custodian shall be liable for the acts or omissions  of an Eligible  Foreign  Custodian  to the same extent as if such action or omission were performed  by the Custodian itself, taking into account the facts  and  circumstances and  the  established local  market  practices  and  laws  prevailing in the particular  jurisdiction in which the Fund elects to invest.  Notwithstanding any other provision  of this  Agreement, the  Custodian shall  not  be  liable  for  the  insolvency of  any  Eligible  Foreign Custodian. In no event shall the Custodian be liable for indirect, special or consequential damages.

The Custodian shall be without responsibility or liability to the Fund for: (i) events or circumstances beyond  the reasonable control  of the  Custodian, including,  without  limitation, the interruption, suspension or restriction of trading  on or the closure of any securities market  or system,  power or other mechanical or technological failures  or interruptions, computer viruses  or communications disruptions, work stoppages, natural  disasters,  acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by the Fund, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (iii) the insolvency of or acts or omissions by a Securities System, Underlying Transfer Agent or Special Sub-Custodian; (iv) the failure of the Fund, its Investment Advisor or any duly authorized person to adhere to the Custodian's operational policies and procedures; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent  payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment  made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the  name  of the Custodian, the Fund,  the  Custodian's sub-custodians, nominees  or agents  including non-receipt of bonus,  dividends  and rights and other accretions  or benefits; (vii) delays or inability to perform  its duties due to any disorder  in market infrastructure with respect to any particular security  or Securities System; and (viii) the effect of any provision of any law or regulation or order of the United  States of America,  or any state thereof,  or any other country,  or political  subdivision thereof  or of any court of competent jurisdiction.

The Custodian is authorized and instructed to rely upon the information it receives from the Fund or any third party on behalf of the Fund.   The Custodian shall have no responsibility to review, confi1m or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Fund.  The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund arising from the performance  of the Custodian's duties hereunder  in reliance upon records that were maintained for the Fund by entities other than the Custodian  prior to its appointment  as custodian.

If the  Fund  instructs  the  Custodian  to take  any  action  with  respect  to securities,  which  action involves the payment  of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee  assigned  to the Fund being liable for the payment  of money  or incurring liability  of some other form, the Fund, as a prerequisite to the Custodian  taking such action,  shall provide indemnity to the Custodian in an amount and form satisfactory to it. The Custodian shall not be responsible for the title, validity or genuineness of any property  or evidence  of title  thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent,  certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

Any prope1iy at any time held for the Fund's account shall be security for the Fund's performance of its obligations under this Agreement. The obligations include the Fund's obligations to reimburse the Custodian if the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, as well as the Fund's obligation to compensate  the Custodian pursuant to Section 13 hereof.  Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly,  the Custodian shall have the rights and remedies of a secured  party  under  this  Agreement, the Uniform  Commercial Code  and other  applicable law, including the right to utilize  available  cash and to dispose  of such Portfolio's assets to the extent necessary to obtain payment  or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver  out to the Fund cash or securities if the Custodian  determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund's payment or reimbursement obligations, whether contingent or otherwise.

The Custodian has no responsibility to monitor or oversee the investment activity undertaken by the Fund  or its Investment Advisor. The Custodian  has no duty to ensure  (or to inquire  whether) a Investment Advisor complies with any investment objectives or restrictions agreed between the Fund and the Investment Advisor, or whether the Investment Advisor complies with its legal obligations to under applicable securities laws or other laws, including laws intended  to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund or on its behalf.

The Fund's receipt of securities from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale of securities will be at the Fund's sole risk, and the Custodian shall not be obligated  to make demands on the Fund's behalf if the Fund's counterparty defaults. If the Fund's counterparty fails to deliver securities or cash, the Custodian will, as its sole responsibility, notify the Investment Advisor of such failure within a reasonable time after becoming aware of the same.

SECTION 16.     EFFECTIVE PERIOD AND TERMINATION.

This Agreement shall remain in full force and effect for an initial term ending September 2, 2015 (the "Initial Term"). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a "Renewal Term") unless a written notice of non renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party's material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days' written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.   Upon termination of the Agreement pursuant to this paragraph, the Fund shall pay Custodian its compensation  due for services performed hereunder and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) the Fund's termination of this Agreement for any reason other than as set forth in the immediately preceding  paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the Fund (or its successor), the Fund shall pay the Custodian its compensation due through the end of the then current term (based upon the average monthly compensation previously earned by Custodian with respect to the Fund) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund's securities and cash as set forth herein below.  For the avoidance of doubt, no payment will be required pursuant to clause  (ii) of this paragraph  in the event  of any transaction  such as (a) the liquidation  or dissolution of the Fund and distribution of the Fund' assets as a result of the Board's determination in its reasonable business judgment that the Fund is no longer viable (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund (or its successor) on substantially the same terms as this Agreement.

The provisions of Sections 6, 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

SECTION 17.     SUCCESSOR CUSTODIAN

If a successor custodian for the Fund shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Proper Instruction, deliver at the office of the Custodian and transfer such securities, funds and other prope1iies in accordance with such Proper Instruction.

In the event that no Proper Instruction designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities System or at the Underlying Transfer Agent.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. REMOTE ACCESS SERVICES ADDENDUM. The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 19. LOAN SERVICES ADDENDUM.     In the event the Fund directs Custodian in writing to perform loan services, Custodian and the Fund hereby agree to be bound by the terms of the  Loan Services Addendum  attached hereto  and the Fund  shall reimburse  Custodian  for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and Custodian.

SECTION 20.  GENERAL.

SECTION 20.1  GOVERNING LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

SECTION 20.2   PRIOR AGREEMENTS; AMENDMENTS.   This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.  This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 20.3  ASSIGNMENT.  This Agreement may not be assigned by (a) the Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of the Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Custodian.

SECTION 20.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.   Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund's articles of organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "Governing Documents").  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 20.5 ADDITIONAL PORTFOLIOS.  In the event that the Fund establishes one or more additional series of Shares with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 20.6  THE PARTIES.  In the case of a series corporation, trust or other entity, all references herein to the "Portfolio" are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate.  Any reference in this Agreement to "the parties" shall mean the Custodian and the Fund.  The Fund hereby represents and warrants that (a) it is organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict  with any other agreement or obligation of the Fund or any law or regulation applicable to it.

SECTION 20.7  NOTICES.  Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:  c/o RENAISSANCE CAPITAL GREENWICH FUNDS

165 Mason Street

Greenwich, CT 06830

Attention: William K. Smith, President & CEO Telephone: 203-622-2978

Telecopy: 203-485-0850

To the Custodian:

STATE STREET BANK AND TRUST COMPANY

2 Avenue de Lafayette

Boston, MA  02111

Attention: Shawn M. Alarie

Telephone: 617-662-4145

Telecopy: 617-662-0063

SECTION 20.8  COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.   Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

SECTION 20.9 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 20.10 CONFIDENTIALITY.    The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection  with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably  withheld.   Notwithstanding  anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including the Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

SECTION 20.11 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photographic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible  in evidence.

SECTION 20.12  REGULATION GG.  The Fund hereby represents and warrants that it does not engage  in an "Internet gambling  business," as such term is defined in Section  233.2(r)  of Federal Reserve Regulation GG (12 CFR 233) ("Regulation GG").  The Fund hereby covenants that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, the Fund is hereby notified that "restricted transactions," as such term is defined in Section 233.2(y) of Regulation GG, are prohibited  in any dealings with the Custodian pursuant to this Agreement or otherwise  between or among any party hereto.

SECTION 20.13   DATA PRIVACY. The Custodian  will implement  and maintain a written information security program that contains appropriate  security measures to safeguard the personal information  of the  Fund's shareholders,  employees,  directors  and/or  officers  that  the Custodian receives,  stores,  maintains,  processes  or otherwise  accesses  in connection  with  the  provision  of services hereunder.  For these purposes, "personal  information" shall mean (i) an individual's name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver's license number, (c) state identification card number, (d) debit or credit card number,  (e) financial  account  number  or (f) personal  identification number  or password  that would permit access to a person's account, or (ii) any combination of the foregoing that would allow a person  to log onto or access an individual's account.   Notwithstanding the foregoing "personal information" shall not include  information that is lawfully  obtained  from  publicly  available information, or from  federal,  state  or local  government  records  lawfully  made  available  to the general public.

SECTION 20.14 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial  owners of securities of that issuer held by the bank unless the beneficial  owner has expressly  objected  to disclosure of this information.  In order to comply  with the rule, as may be applicable, the Custodian  needs the Fund  to indicate  whether  it authorizes the Custodian to provide  the Fund's name,  address,  and share  position  to requesting companies whose securities the Fund owns.  If the Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule, as applicable, to treat the Fund  as consenting to disclosure  of this information for all securities  owned  by the Fund or any funds  or accounts  established by the Fund.    For the Fund's protection, the  rule,  as applicable, prohibits  the requesting  company  from using the Fund's name and address  for any purpose  other than corporate communications.  Please  indicate  below  whether the Fund  consents  or objects  by checking  one of the alternatives below.

YES [  ]    The Custodian is authorized to release the Fund's name, address, and share positions.

NO  [X]    The Custodian  is not authorized to release the Fund's name, address, and share positions.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

FUND SIGNATURE ATTESTED TO BY:		RENAISSANCE CAPITAL GREENWICH FUNDS
By:	/s/ Linda R. Killian	By:	/s/ William K. Smith
Name:	Linda R. Killian	Name:	William K. Smith
Title:	*[Secretary/Ass't Secretary]	Title:	President

SIGNATURE ATTESTED TO BY:		STATE STREET BANK AND TRUST COMPANY
By:	/s/ Michael R. Harrington	By:	/s/ Michael F. Rogers
	Michael R. Harrington		Michael F. Rogers
	Vice President and Senior Counsel		Executive Vice President

Custodian Agreement

APPENDIX A

TO

CUSTODIAN AGREEMENT

Renaissance IPO ETF

A-1